Exhibit 99.1

Investor Contact: Jeff Misakian, Valeant Pharmaceuticals 714-545-0100 ext. 3309	Media Contact: Angie McCabe, Valeant Pharmaceuticals 714-545-0100 ext. 3381
VALEANT PHARMACEUTICALS REPORTS PRELIMINARY
2006 THIRD QUARTER FINANCIAL INFORMATION
— Company Suspends Payment of Dividend —

     COSTA MESA, Calif., November 2, 2006 — Valeant Pharmaceuticals International (NYSE: VRX) today announced preliminary financial information for the 2006 third quarter. Due to the ongoing review of the company’s stock option practices being conducted by a special committee of independent directors, the financial information announced today is preliminary and is likely to change. The preliminary financial information could be significantly impacted by the effects of the pending restatement associated with the stock option review and by information that may subsequently become available that could alter the estimates and assumptions used in its preparation. The company is providing the preliminary financial information contained in this release in order to provide, to the extent possible, an update on the company’s business; however, this should not be viewed as final. Final results will be reported once the special committee has completed its review and concluded that the impact of the restatement and all related reviews has been completed.
Third Quarter 2006 Highlights:
•	Revenues were $219.4 million; product sales were $199.2 million and royalties were $20.2 million.

•	Income from continuing operations was $3.9 million, or $0.04 per diluted share.

•	Adjusted for non-GAAP items, income from continuing operations was $13.6 million, or $0.14 per diluted share.
     A reconciliation of GAAP to non-GAAP items is provided in Table 2.
     Timothy C. Tyson, president and chief executive officer, said, “While we continue to see overall positive results, our sales growth for the quarter has been weaker than expected. Overall demand for our promoted products is good and we are taking appropriate measures to increase our efforts for those products for which we have experienced recent deceleration or reductions. Following our third quarter launch of Zelapar, reports from physicians have been very positive. On the cost side, our restructuring is on track and our regions continue to do exceptionally well at controlling expenses and streamlining operations. These efforts are succeeding and driving results to the bottom line.”

Review of Stock Option Practices:
     On October 23, 2006, the company announced that its board of directors made a determination that the company will need to restate certain historical financial statements as a result of errors in the company’s accounting for stock options, and that financial statements and reports for the annual and quarterly periods ended December 31, 1997 through 2005, as well as quarterly periods in 2006, should no longer be relied upon. Because the special committee of the board has not yet completed its review of the company’s stock option practices, the company has not yet determined the magnitude of the restatement or what periods may ultimately be affected. As a result, the company is not providing results for the year-to-date period ended September 30, 2006 or comparative results for the quarter or year-to-date periods in the prior year.
     When the special committee completes its review, the company may need to record additional non-cash charges for stock-based compensation expense, and these charges could be material.
Revenues:
     Product sales in the 2006 third quarter totaled $199.2 million. Sales of promoted products in the quarter were $117.4 million. The largest contributors to overall third quarter sales included Efudex®, Diastat®, Bedoyecta™, Mestinon®, Infergen®, Kinerase® and Cesamet™. Sales of Infergen in the 2006 third quarter were $9.1 million. Foreign currency increased product sales by $2.4 million.
Regional Sales Performance:
     North American sales totaled $70.9 million in the 2006 third quarter and represented 36 percent of total product sales. Top products in North America in the third quarter were Diastat, Efudex, Infergen, Cesamet, Kinerase and Zelapar®. The company launched Zelapar and Cesamet in the United States in the third quarter. Sales of Zelapar in the quarter were $3.8 million. Valeant and Par Pharmaceuticals mutually decided to terminate their agreement to co-promote Cesamet in the United States, effective November 15, 2006. The company will announce a new sales strategy in the near future.
     Sales in the International region totaled $60.8 million in the 2006 third quarter. Bedoyecta sales were $13.9 million in the quarter. Sales in the Europe, Middle East and Africa (EMEA) region were $67.5 million. The largest product sales in EMEA included Mestinon, Solcoseryl™ and Bisocard™.
Financial Metrics:
     The company’s gross margin on product sales was 68 percent in the 2006 third quarter. Included in cost of goods sold was an inventory adjustment for Infergen of $4.9 million to reflect recent reductions in demand and the potential for excess finished goods inventory. An additional $3.2 million adjustment was recorded directly to the balance sheet to further reduce inventory as the company has not yet been able to obtain the extended dating on Infergen that it originally expected when the product was acquired.

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     Selling expense was 34 percent of product sales in the 2006 third quarter. Included in selling expense in the third quarter were costs associated with the launch of Zelapar and Cesamet.
     General and administrative expenses were 14 percent of product sales in the 2006 third quarter. Included in general and administrative expenses in the quarter was $4.1 million in stock-based compensation expense. Research and development expenses were 11 percent of product sales in the 2006 third quarter.
Litigation Update:
     The company entered into a renegotiated settlement agreement with Milan Panic, a former chairman and chief executive officer, with respect to the company’s Ribapharm bonus litigation in which Mr. Panic agreed to pay the company $20 million. Pursuant to the agreement, Mr. Panic paid $15.0 million in cash to the company and agreed to pay the remainder by July 2007. The company recorded a gain of $17.6 million in the third quarter for the settlement, representing the total amount less legal expenses. The renegotiated settlement agreement resolves all outstanding claims between Mr. Panic and the company.
Restructuring Update:
     Restructuring charges of $15.0 million were recorded in the 2006 third quarter, primarily to reflect an impairment charge for assets held for sale. Restructuring charges in 2006 are expected to be between $90-115 million. The company continues to believe that, with the exception of the sales of its manufacturing plants, the restructuring initiative will be completed by the end of the year.
Dividends:
     Pursuant to certain covenants under the company’s debt instruments, the payment of a common stock dividend is permitted so long as no default or event of default has occurred that has not been cured. As previously announced, the company does not expect to file its Form 10-Q for the quarter ended September 30, 2006 by the due date because of its ongoing stock options review and the pending restatement of certain financial statements. Given these circumstances, the company will not declare a dividend for the third quarter. Under certain of the company’s debt instruments, the decision not to pay a dividend for the quarter will limit the company’s ability to declare or pay dividends in the future.
Preliminary Financial Information and Changes in Estimates and Assumptions:
     The preliminary financial information announced today has been prepared in conformity with accounting principles generally accepted in the United States, with certain identified non-GAAP adjustments. The preparation of these statements is based on information available to the company as of the date of this release and requires the company to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. The company continues to evaluate these estimates based on information that becomes available before the financial statements for the 2006 third quarter are finalized. These estimates include those related to product returns, Medicaid and other rebates, collectibility of receivables, inventories, intangible assets, impairment charges, income taxes, and contingencies and litigation. The actual results could differ materially from those estimates.

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     As a result of the ongoing review of stock options practices by the special committee, and the associated delay in the release of the company’s Form 10-Q for the third quarter, the company has not been able to finalize the closing of its books for the third quarter. As a result, estimates and assumptions used in connection with the preparation of the preliminary financial information are likely to change based on subsequent events. In addition, the preliminary financial information is likely to change due to the restatement of financial information for prior periods resulting from the review of the company’s accounting for stock-based compensation.
Third Quarter Results Conference Call Information:
     Valeant Pharmaceuticals will host a conference call today at 10:00 a.m. EDT (7:00 a.m. PDT) to discuss its 2006 third quarter preliminary results. The dial-in number to participate on this call is (877) 295-5743, confirmation code 9064103. International callers should dial (706) 679-0845, confirmation code 9064103. A replay will be available approximately two hours following the conclusion of the conference call through Thursday, November 9, 2006 and can be accessed by dialing (800) 642-1687, confirmation code 9064103. The company also will webcast the call live over the Internet, which will be hosted in the investor relations section of its corporate Web site at www.valeant.com.
About Valeant
     Valeant Pharmaceuticals International (NYSE:VRX) is a global specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, infectious disease and dermatology. More information about Valeant can be found at www.valeant.com.
     Efudex, Diastat, Kinerase, Bedoyecta, Mestinon, Cesamet, Bisocard, Solcoseryl and Zelapar are trademarks or registered trademarks of Valeant Pharmaceuticals International or its related companies. Infergen is a registered trademark of Amgen, Inc., and Valeant Pharmaceuticals North America is the exclusive licensee from Amgen of this mark. All other trademarks are the trademarks or the registered trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS:
     This press release contains forward-looking statements, including, but not limited to, statements regarding the impact of Valeant’s ongoing review of stock option practices, potential for significant adjustments to the financial results included in this release, the likely restatement of Valeant’s financial statements or results, the magnitude of the restatement or what periods may ultimately be affected, Valeant’s restructuring initiative and its anticipated effect on the company’s expenses and timing for the completion of the restructuring initiative, the charges associated with the restructuring initiative, and the company’s expected sales and expenses, that are based on management’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the outcome of the pending option review and the likely restatement of Valeant’s financial statements or results, projections of future sales, product

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development and regulatory approval, the execution and success of the company’s restructuring and strategic plans and other risks detailed from time to time in Valeant’s SEC filings. Valeant wishes to caution the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. Other risks and uncertainties that will affect the company’s results of operations include, but are not limited to the ramifications of the company’s inability to file required reports with the SEC on a timely basis and potential claims and proceedings related to its review of stock option grants. Valeant also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this release or to reflect actual outcomes.
NON-GAAP INFORMATION:
     To supplement the consolidated financial results prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development expenses, special charges and credits, stock compensation expense, gain on litigation settlement, and results of discontinued businesses. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business, or, as in the case of stock compensation expense, adjusts for this impact since such amounts were not included in comparative periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such items. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Financial Tables Follow
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Table 1
Valeant Pharmaceuticals International
Consolidated Condensed Statements of Operations
For the Three Months Ended September 30, 2006 presented without prior period comparatives
PRELIMINARY — SUBJECT TO CHANGE. SEE IMPORTANT NOTE BELOW.

Three Months Ended
September 30, 2006
Preliminary
(In thousands, except per share data)

Product sales	$199,214
Ribavirin royalties	20,185

Total revenues	219,399

Cost of goods sold	63,903
Selling expenses	67,671
General and administrative expenses	27,010
Research and development costs	21,189
Gain on litigation settlement	(17,550)
Restructuring charges	15,039
Amortization expense	17,732

194,994

Income from operations	24,405

Interest expense, net	(7,751)
Other expense, net including translation and exchange	(454)

Income from continuing operations before provision for income taxes and minority interest	16,200

Provision for income taxes	12,287
Minority interest	1

Income from continuing operations	3,912

Income from discontinued operations, net	7,546

Net Income	$11,458

Basic and diluted earnings per common share
Income from continuing operations	$0.04
Discontinued operations, net	0.08

Net income	$0.12

Shares used in per share computation — basic	92,960

Shares used in per share computation — diluted	95,131

As a result of the ongoing review of stock options practices by the special committee, and the associated delay in the release of the company’s Form 10-Q for the third quarter, the company has not been able to finalize the closing of its books for the third quarter. As a result, estimates and assumptions used in connection with the preparation of the preliminary financial information are likely to change based on subsequent events, as well as other changes resulting from restatement of financial information for prior periods resulting from the review of the company’s accounting for stock-based compensation.

Table 2
Valeant Pharmaceuticals International
GAAP reconciliation of basic and diluted earnings per share
For the Three Months Ended September 30, 2006 presented without prior period comparatives
PRELIMINARY — SUBJECT TO CHANGE. SEE IMPORTANT NOTE BELOW.

Three Months Ended
September 30, 2006
Preliminary
(In thousands, except per share data)

Income from continuing operations	$3,912

Non-GAAP adjustments:
Stock-based compensation expense	5,615
Gain on litigation settlement	(17,550)
Restructuring charges	15,039
Tax effect on the above items and from U.S. net operating losses	6,609

Adjusted income from continuing operations before the above charges	$13,625

Adjusted basic EPS from continuing operations	$0.15

Adjusted diluted EPS from continuing operations	$0.14

As a result of the ongoing review of stock options practices by the special committee, and the associated delay in the release of the company’s Form 10-Q for the third quarter, the company has not been able to finalize the closing of its books for the third quarter. As a result, estimates and assumptions used in connection with the preparation of the preliminary financial information are likely to change based on subsequent events, as well as other changes resulting from restatement of financial information for prior periods resulting from the review of the company’s accounting for stock-based compensation.
To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development expenses, special charges and credits, stock compensation expense and results of discontinued businesses. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such items.
By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Table 3
Valeant Pharmaceuticals International
Supplemental Sales Information
For the Three Months Ended September 30, 2006 presented without prior period comparatives
PRELIMINARY — SUBJECT TO CHANGE. SEE IMPORTANT NOTE BELOW.
(In thousands)

Three Months Ended
September 30, 2006
Preliminary
Dermatology
Efudix/Efudex(P)	$15,502
Kinerase(P)	6,622
Dermatix(P)	2,553
Eldoquin (P)	1,935
Oxsoralen-Ultra(P)	613
Other Dermatology	8,380

Infectious Disease
Infergen(P)	9,134
Virazole(P)	1,778
Other Infectious Disease	4,448

Neurology
Diastat(P)	14,802
Mestinon(P)	11,739
Cesamet(P)	6,487
Zelapar (P)	3,824
Librax(P)	3,002
Dalmane/Dalmadorm(P)	2,538
Limbitrol(P)	1,721
TASMAR(P)	1,635
Migranal(P)	1,133
Other Neurology	15,938

Other Therapeutic Classes
Bedoyecta(P)	13,879
Solcoseryl(P)	4,908
Bisocard(P)	4,045
Espaven(P)	3,340
Nyal(P)	2,415
Aclotin(P)	1,364
Espacil(P)	1,235
Calcitonin(P)	1,149
Other Pharmaceutical Products	53,095

Total Product Sales	$199,214

Total Promoted Product Sales(P)	$117,353

(P) Promoted products represent promoted products with estimated annualized sales greater than $5 million.
As a result of the ongoing review of stock options practices by the special committee, and the associated delay in the release of the company’s Form 10-Q for the third quarter, the company has not been able to finalize the closing of its books for the third quarter. As a result, estimates and assumptions used in connection with the preparation of the preliminary financial information are likely to change based on subsequent events, as well as other changes resulting from restatement of financial information for prior periods resulting from the review of the company’s accounting for stock-based compensation.

Table 4
Valeant Pharmaceuticals International
Consolidated Condensed Statement of Revenue and Operating Income — Regional
For the Three Months Ended September 30, 2006 presented without prior period comparatives
PRELIMINARY — SUBJECT TO CHANGE. SEE IMPORTANT NOTE BELOW.
(In thousands)

Three Months Ended
September 30, 2006
Preliminary
Revenues (a)
North America	$70,862
International	60,811
EMEA	67,541

Total specialty pharmaceuticals	199,214

Ribavirin royalty revenues	20,185

Consolidated revenues	$219,399

Three Months Ended
September 30, 2006
Preliminary
Operating Income (Loss) (b) (c) (d)
North America	$12,208
International	19,571
EMEA	11,516

43,295

Corporate expenses	$(16,894)

Total specialty pharmaceuticals	26,401

Restructuring charges	(15,039)
Gain on litigation settlement	17,550
R&D	(4,507)

Total consolidated operating income	$24,405

	Three Months Ended
	September 30, 2006
	Preliminary
Gross Profit		%

North America	$51,701	73%
International	44,214	73%
EMEA	39,396	58%

Total specialty pharmaceuticals	$135,311	68%

(a) Includes currency effect of $2.4 million on product sales.
(b) Includes currency effect of $1.1 million on operating income.
(c) Includes $5.6 million of stock-based compensation expense, consisting of $0.2 million in cost of sales, $0.8 million in selling expenses, $0.5 million in research and development and $4.1 million in general and administrative expenses.
(d) Includes depreciation and amortization of $22.9 million.
As a result of the ongoing review of stock options practices by the special committee, and the associated delay in the release of the company’s Form 10-Q for the third quarter, the company has not been able to finalize the closing of its books for the third quarter. As a result, estimates and assumptions used in connection with the preparation of the preliminary financial information are likely to change based on subsequent events, as well as other changes resulting from restatement of financial information for prior periods resulting from the review of the company’s accounting for stock-based compensation.